UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): December 3, 2013
PRESTIGE BRANDS HOLDINGS, INC. (Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-32433 (Commission File Number)	20-1297589 (IRS Employer Identification No.)
660 White Plains Road Tarrytown, New York 10591 (Address of Principal Executive Offices, including Zip Code)
(914) 524-6800 (Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 3, 2013, Prestige Brands Holdings, Inc. (the “Company”) issued a press release announcing that its wholly owned subsidiary, Prestige Brands, Inc. (“Prestige Brands”), intends to offer, subject to market and other customary conditions, up to $400.0 million in aggregate principal amount of senior notes due 2021 (the “notes”) in a private offering. The notes will be senior unsecured obligations of Prestige Brands and will be guaranteed by the Company and certain of its subsidiaries.

The Company intends to use the net proceeds from the sale of the notes to repurchase any and all of Prestige Brands’ outstanding 8.25% Senior Notes due 2018 (the “2018 Notes”), to repay loans outstanding under its existing senior secured credit facility, to pay related fees and expenses and for general corporate purposes.

Consummation of the tender offer and related consent solicitation is contingent upon, among other things, Prestige Brands obtaining the proceeds from the proposed notes offering on terms satisfactory to Prestige Brands. The tender offer and consent solicitation will be made subject to the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement and a related Letter of Instructions, which more fully sets forth the terms and conditions of the tender offer and consent solicitation. In conjunction with the tender offer, Prestige Brands is also soliciting consents to the adoption of certain proposed amendments to the indenture governing the 2018 Notes to, among other things, eliminate substantially all of the restrictive covenants, certain events of default and other related provisions contained in the indenture governing the 2018 Notes. In addition, the proposed amendments will have the effect of automatically releasing the liens on the collateral that secures Prestige Brands’ obligation that the 2018 Notes be secured on an equal and ratable basis with the obligations under Prestige Brands’ existing credit agreement.

The notes and the related guarantees are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the notes and related guarantees in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The press release relating to the notes offering is attached as exhibit 99.1 and is incorporated herein by reference.

Also on December 3, 2013, the Company issued a press release announcing that Prestige Brands intends to commence a cash tender offer and consent solicitation with respect to the outstanding 2018 Notes. The press release relating to the tender offer and consent solicitation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTIGE BRANDS HOLDINGS, INC.

Dated: December 3, 2013	By:	/s/ Ronald M. Lombardi
Name: Ronald M. Lombardi
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release announcing launch of senior unsecured notes offering dated December 3, 2013.

99.2	Press release announcing launch of tender offer and consent solicitation dated December 3, 2013.